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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY



                               DIRECTOR AGREEMENT


         THIS DIRECTOR AGREEMENT (this "Agreement"), dated the 17th day of November, 2005, by and between Wolverine Tube, Inc., a Delaware corporation (the "Company") and Dennis J. Horowitz, an individual (the "Chairman"), as follows:


                                    RECITALS


         WHEREAS, effective December 9, 2005 (the "Retirement Date") the Chairman will retire as the Chief Executive Officer of the Company and all other officer and employee positions held by the Chairman in the Company;


         WHEREAS, the Company has requested that the Chairman continue as non-executive Chairman of the Board of Directors of the Company (the "Board of Directors") following his retirement;


         WHEREAS, the Chairman has agreed to continue as non-executive Chairman of the Board of Directors following his retirement; and


         WHEREAS, the parties hereto desire to set forth their respective rights and obligations with respect to the Chairman's non-executive chair position.


         NOW, THEREFORE, the parties hereto, in consideration of the mutual promises recited herein, agree as follows:


         Duties and Responsibilities


                  1. From and after the Retirement Date, the Chairman shall serve in the following capacities as determined by the Company's shareholders, the Board of Directors, and the Chairman: (i) director and the Chairman of the Board of Directors until the Company's 2008 annual meeting of shareholders and (ii) member of up to two committees of the Board of Directors during the term of his service as a director. The Chairman agrees to perform customary duties of a non-executive Chairman of the Board of Directors in consultation with the Company's Chief Executive Officer (the "CEO") and the Board of Directors, but shall have no executive office or exercise any executive powers.



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         Compensation and Benefits


                  2. As full and total compensation for services rendered under this Agreement, Company shall pay (a) The Chairman a fee at the rate of $75,000 per year (payable at the times directors receive their annual fees) and equity grants equivalent to those received by other outside directors for service as Chairman of the Board of Directors in lieu of the compensation paid to Company directors including any board and committee meeting fees otherwise paid to Company directors; provided however, (x) in the event the Chairman is a member of the Board of Directors but does not serve as Chairman thereof, he shall only be entitled to receive board and meeting fees and equity grants which are commensurate with the fees and equity grants received by other non-Chairman directors or (y) in the event the Chairman ceases to be a director, he shall not thereafter be entitled to any board or committee meeting fees or equity grants, and (b) the Chairman's reasonable travel expenses to and from the Company headquarters and such other location of Company business in compliance with the Company's travel policy for directors. The Chairman shall submit an application for such reimbursement in a form acceptable to the Company and shall provide all backup documentation.


                  3. Company shall reimburse the Chairman for reasonable client entertainment and other reasonable business expenses in accordance with the policies of Company.


                  4. Company shall make available secretarial and administrative support in connection with the Chairman's performance of duties during the term of this Agreement; provided, however, that such secretarial and administrative support shall only be provided from the Company's headquarters.


                  5. No additional compensation or fee shall be payable by Company to the Chairman by reason of any benefit gained by Company directly or indirectly through the Chairman's efforts on Company's behalf, nor shall Company be liable in any way for any additional compensation, fee, expense reimbursement, or any employee benefit or fringe benefit available to employees of the Company unless the parties have expressly agreed thereto in writing.


         Term and Termination


                  6. This Agreement shall be effective as of the Retirement Date and shall terminate no later than the date of the Company's 2008 annual shareholders' meeting (the "Termination Date"). Notwithstanding the foregoing, in the event the Chairman ceases to be a member of the Board of Directors for any reason whatsoever, including resignation or non-election, prior to the Termination Date the Company shall have no further obligation to pay the Chairman any fees or reimburse the Chairman for expenses incurred thereafter.


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         Indemnification and Liability Insurance


                  7. The Company hereby agrees to indemnify the Chairman and hold him harmless to the fullest extent permitted by applicable law against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney's fees), losses, and damages resulting from his good faith performance of his duties and obligations with the Company as a member of its Board of Directors. This provision is in addition to any other rights of indemnification the Chairman may have, including the Indemnity Agreement dated February 15, 2005 (which shall remain in full force and effect). This provision shall survive any termination of this Agreement or the Chairman's services.


                  8. The Company shall cover the Chairman under its director's liability insurance both during and, while potential liability exists, after the term of this Agreement in the same amount and to the same extent as the Company covers its other directors. This provision shall survive any termination of this Agreement or the Chairman's services.


         General Provisions


                  9. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Chairman's rights and obligations under this Agreement may not be assigned without prior written consent of Company. The Company may not assign its rights and obligations hereunder without the prior written consent of the Chairman, except to a successor to all or substantially all of the assets of the Company and then only if such assignee promptly delivers to the Chairman a written assumption of the obligations hereunder.


                  10. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.


                  11. This Agreement shall constitute the sole agreement between the parties hereto with respect to the subject matter hereof and shall supersede any and all prior agreements or understandings relating to the subject matter hereof. No change or amendment to this Agreement shall be binding unless in writing and signed by both parties.


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                  12. This Agreement may be executed in two or more
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                  13. The headings in this Agreement are for reference only, and shall not affect the meaning or interpretation of this Agreement.


                  14. In the event that any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.


                            (SIGNATURE PAGE FOLLOWS)


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed as of the date first indicated above.


Dennis J. Horowitz                   Wolverine Tube, Inc.
-------------------------            -------------------------------------------
CHAIRMAN                             COMPANY

/s/ Dennis J. Horowitz               By: /s/ Johann R. Manning, Jr.
-------------------------               ----------------------------------------
                                     Name:   Johann R. Manning, Jr.
                                          --------------------------------------
                                     Title:  Chief Operating Officer & President
                                           -------------------------------------


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                                                                  EXECUTION COPY


                                   INDUCEMENT

         As an inducement to Wolverine Tube, Inc. (the "Company") to enter into the Consultant Agreement with DH Partners, LLC (the "Consultant") dated as of November 17, 2005 and annexed hereto as Exhibit A (the "Consulting Agreement"), the undersigned hereby acknowledges and represents that he has carefully read the Consulting Agreement in its entirety and is fully familiar with all of the obligations, requirements, representations and warranties contained therein relating to the Consultant and, in consideration of the Company's execution of the Consulting Agreement, the undersigned hereby warrants, covenants and agrees that (i) he will perform the consulting services set forth in the Consulting Agreement on behalf of the Consultant and (ii) he will be bound by all of the obligations and requirements set forth in Paragraphs 11 and 14 of the Consulting Agreement in the same manner as if he had personally entered into the Consulting Agreement with the Company in the place of the Consultant.


Dated as of November 17, 2005
                                              /s/ Dennis J. Horowitz
                                              ----------------------------------
                                              Dennis J. Horowitz